                  FIFTH AMENDMENT AND WAIVER
                              TO
     AMENDED AND RESTATED SENIOR NOTE PURCHASE AGREEMENT
                 Dated as of October 2, 1996


      This Fifth Amendment and Waiver to Amended and Restated Senior Note Purchase Agreement (this "Amendment") is dated as of October 2, 1996 by and among Merisel Americas, Inc., a Dela ware corporation ("the Company"), Merisel, Inc., a Delaware corporation ("Merisel, Inc."), as guarantor and the Noteholders signatory hereto, and is made with reference to that certain Amended and Restated Senior Note Purchase Agreement dated as of December 23, 1993 by and among the Company and the original Purchasers of the Notes referred to therein, and amended as of September 30, 1994, June 23, 1995, April 12, 1996 and June 30, 1996 (the "Existing Agreement") by and among the Company and the original Purchases of the Notes referred to therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.

                           RECITAL

      The  parties  hereto have agreed to modify the  Existing
Agreement as hereinafter set forth in accordance with  Section
8.1 of the Existing Agreement.

     IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

          1. Waivers. (a) Effective as of the Effective Time (as defined in Section 4 of this Amendment), the undersigned
Noteholders hereby consent to the sale (the "Sale") by Merisel, Inc. and the Company of certain of their direct and indirect wholly-owned Subsidiaries described on Schedule I hereto to CHS Electronics, Inc. (the "Buyer") pursuant to the Purchase Agreement, dated as of August 29, 1996 (the "Purchase Agreement"), as amended, by and among the Buyer, Merisel, Inc.
and the Company. The undersigned Noteholders also waive com pliance by the Company with the provisions of Sections 6.14, 3.4(a)(ii) and 3.4(c) of the Existing Agreement (the "Waiver") commencing as of the Effective Time solely to the extent that such Sections would otherwise require a prepayment of the Notes and of the Debt outstanding under the New Revolving Credit Agreement as a result of the Sale; provided, however, that as a condition to the foregoing Waiver, the Company and Merisel, Inc. shall cause the sum of (x) $29,000,000 of the
Net Asset Sale Proceeds from the Sale plus (y) 40% of the amount, if any, of aggregate Net Asset Sale Proceeds from the Sale in excess of $130,000,000, to be paid in immediately available funds to the Noteholders (upon receipt thereof by Merisel, Inc., the Company or their respective Subsidiaries,
as  applicable) as a prepayment of the Notes.   No  Make-Whole
Premium shall be owing in respect of such prepayment.

          (a) Effective as of the Effective Time, the Noteholders hereby waive the provisions of (i) Section 6.23 of the Existing Agreement to the extent necessary to permit the amend ment and waivers of the Subordinated Notes and Subordinated
Note  Purchase  Agreement  contemplated  by  clause  (iii)  of
Section 3 hereof and (ii) with respect to facts, events or circumstances occurring at or before the Effective Time, Sections 6.6, 6.17, 6.25, 6.28, 6.31, 6.32 and 6.37.

          2. Amendments to the Existing Agreement. The following amendments to the Existing Agreement shall become effective at the Effective Time:

               (I)    The Existing Agreement is hereby amended by deleting
Section 1.1 and inserting in its place the following:


                "1.1   Description of Notes.  The Company  has
     authorized the issuance for exchange of $100,000,000 ag gregate principal amount of its Amended and Restated 11.5% Senior Notes (the "Notes") to be dated the date of issue, to bear interest on the unpaid principal amount from and after Fifth Amendment Effective Time to maturity at the rate of (a) if no Event of Default has occurred and is continuing, 11.5% per annum (the "Coupon Rate"), or (b) if an Event of Default has occurred and is continuing, the Overdue Rate, and on any overdue Make-Whole Premium and (to the extent legally enforceable) any overdue installment of interest at the Overdue Rate, to mature on the Final Maturity Date, and to be substantially in the form attached hereto as Exhibit A (Revised as of April 12, 1996); provided that, notwithstanding the terms of the Notes relating to the payment of principal and interest, on and after the Fifth Amendment Effective Time interest on and principal of such Notes shall be paid at such times and in such amounts as are provided in this Agreement; provided, further, from and after May 31, 1997 no Make-Whole Premium shall become payable with respect to the Notes. The Company will pay interest monthly in arrears on the fifth day of each month (beginning May 5, 1996). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The term "Notes" as used herein shall include each Note delivered pursuant to this Agree ment.
                             -2-

               (II) The Existing Agreement is hereby amended by deleting the definition of "Consolidated Tangible Net Worth" in Section
2.1 and inserting in its place the following:

           "Consolidated Tangible Net Worth" means, as of any date of determination, the Consolidated Net Worth of the Company, Merisel Europe or Merisel, Inc. (as indicated by the context) without taking into consideration the effects of (i) Additional Restructuring Fees, (ii) any write-downs in connection with (A) any sale of any Subsidiaries of Merisel, Inc. or any restructuring in connection with such sale or (B) with respect to the first quarter of 1996 only, accounts payable to the extent (but only to the extent) such write-downs exceed $7,000,000 and (iii) with respect to the third quarter of 1996 only, non-recurring charges and expenses, including those relating to severance, relocations, asset write-downs or losses in connection with dispositions, less goodwill, patents, trademarks, organizational expense, deferred research and development costs, deferred marketing expenses and other intangible assets of the Company, Merisel Europe or Merisel, Inc. and its
     Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               (III) The Existing Agreement is hereby amended by deleting the definition of "Final Maturity Date" in Section
2.1 and inserting in its place the following:

          "Final Maturity Date" shall mean January 31, 1998.

               (IV) The Existing Agreement is hereby amended by inserting the following in the appropriate alphabetical order:

           "Business Plan" means the Merisel Business Plan for
     1996 and 1997 dated September 13, 1996, copies of which have been previously furnished to the Noteholders.

            "Excepted Prepayments" means any permanent prepayment of the Notes pursuant to (i) Section 3.4(a)(ii), but only with respect to an Asset Sale of the North Carolina Property and (ii) Section 3.4(a)(vi).

          "Fifth Amendment" means that certain Fifth Amendment and Waiver to Amended and Restated Senior Note Purchase
     Agreement, dated as of October 2, 1996, by and among the Company, Merisel, Inc. and the Noteholders.

          "Fifth Amendment Effective Time" means the Effective
     Time (as defined in the Fifth Amendment).
                             -3-

          "North Carolina Property" means the undeveloped land located in Cary, North Carolina currently leased by Mer isel Properties, Inc.

           "Planned  Consolidated EBITSDA" means  Consolidated
     EBITSDA as set forth in the Business Plan.

          "Planned Consolidated Net Income" means Consolidated
     Net Income as set forth in the Business Plan.


               (V) The Existing Agreement is hereby amended by deleting the table set forth in Section 3.4(a)(i) and inserting in lieu thereof the following:

              "February 28, 1997   $  600,000
               March 31, 1997      $  600,000
               April 30, 1997      $  600,000
               May 31, 1997        $  600,000
               June 30, 1997       $  600,000
               January 2, 1998     $3,000,000

               In  addition  to
               the foregoing, in the event that
               (x)  the payment due on June 30,
               1997  in  respect of the  12.50%
               Senior Notes issued pursuant  to
               the  Indenture  is  paid  (other
               than    with    Securities    as
               permitted  pursuant  to  Section
               6.43)  at any time prior to  the
               Final Maturity Date, on the date
               of   such  payment  the  Company
               shall   prepay  the  outstanding
               Notes  by  an  aggregate  amount
               equal  to $19,000,000 (less  the
               aggregate    amount    of    any
               prepayments  of  the  Notes   in
               excess   of  $29,000,000  (other
               than  Excepted Prepayments) made
               during the period from the Fifth
               Amendment Effective Time through
               the  date  of such payment)  and
               (y)   in  the  event  that   the
               payment due on December 31, 1997
               in  respect of the 12.50% Senior
               Notes  issued  pursuant  to  the
               Indenture  is paid  (other  than
               with   Securities  as  permitted
               pursuant to Section 6.43) at any
               time prior to the Final Maturity
               Date,   on  the  date  of   such
               payment the Company shall prepay
               the  outstanding  Notes  by   an
               aggregate   amount   equal    to
               $31,000,000 (less the  aggregate
               amount of any prepayments of the
               Notes  in  excess of $29,000,000
               (other       than       Excepted
               Prepayments)  made  during   the
               period  from the Fifth Amendment
               Effective Time through the  date
               of such payment)."
                             -4-

               (VI) The Existing Agreement is hereby amended by adding a new paragraph (vi) to Section 3.4(a) to read as follows:

               "(VI) On the date of receipt by Merisel, Inc., the Company, Merisel Europe or any of their respective domestic Subsidiaries (from and after the Fifth Amendment Effective Time) of any United States federal, state and local income tax refunds in respect of loss carrybacks or research and development credits more fully described in the attached Exhibit A (currently estimated by the Company to be $4,000,000 to $6,000,000 in the aggregate, it being understood that the actual amount thereof may be less than such estimate, notwith standing the Company's use of its reasonable best efforts to collect such refunds), the Company shall prepay the out standing Notes by an aggregate amount equal to 40% of the amount of such tax refunds (net of reasonable professional fees and expenses associated with obtaining such refunds and any required reserves associated therewith in accordance with
GAAP). No Make-Whole Premium shall be owing with respect to such payments."

               (VII) The Existing Agreement is hereby amended by deleting the first sentence of paragraph (c) of Section 3.4 and inserting the following in lieu thereof:

               "Any mandatory prepayment of the Notes pursuant to Section 3.4(a)(ii)-(vi) shall be applied to reduce the final payment of the Notes due on the Final Maturity Date and otherwise in inverse order of maturities."

               (VIII) The Existing Agreement is hereby amended by deleting Section 6.28 and inserting in its place the follow ing:

          "6.28  (Intentionally omitted)."

               (IX)   The Existing Agreement is hereby amended by deleting
Section 6.6 and inserting in its place the following:

          "6.6 Maintenance of Merisel, Inc.'s Consolidated Ad justed Tangible Net Worth. Merisel, Inc. shall maintain Consolidated Adjusted Tangible Net Worth as of the end of the fourth quarter of 1996 and at the end of each quarter during 1997 equal to the Consolidated Tangible Net Worth at the end of the third quarter of 1996, plus the Planned Consolidated Net Income planned for the fourth quarter of 1996 and each quarter of 1997 ending on or before the last day of the quarter for which such determination is being
                              -5-
     made, less the differential between the Planned Consolidated EBITSDA for each such quarter and the minimum Consolidated EBITSDA for such quarter provided in
     Section 6.29."

               (X)    The Existing Agreement is hereby amended by deleting
Section 6.29 and inserting in its place the following:

          "6.29  Minimum Consolidated EBITSDA of Merisel, Inc.
     The aggregate Consolidated EBITSDA of Merisel, Inc. as of the last date of the periods indicated below shall not be less than the correlative amounts indicated below:

          Period                Consolidated EBITSDA

          4th Quarter of 1996            $ 8,000,000
          1st Quarter of 1997            $11,000,000
          2nd Quarter of 1997            $12,400,000
          3rd Quarter of 1997            $14,560,000
          4th Quarter of 1997           $19,280,000"

               (XI)   The Existing Agreement is hereby amended by deleting
Section 6.25 and inserting in its place the following:

           "6.25 Maintenance of Merisel, Inc.'s Fixed Charge Coverage Ratio. For each period indicated below, the ra tio of (i) Consolidated EBITSDA of Merisel, Inc. to (ii) Consolidated Interest Charges of Merisel, Inc., shall be not less than the correlative amount indicated below:

          Period                           Ratio

          Fourth Quarter of 1996         0.61:1.00
          First Quarter of 1997          0.83:1.00
          Second Quarter of 1997         0.89:1.00
          Third Quarter of 1997          1.13:1.00
          Fourth Quarter of 1997         1.44:1.00"

               (XII) The Existing Agreement is hereby amended by deleting Sections 6.30 and 6.31 and inserting in their place the following:

          "6.30 Maintenance of Inventory Turnover Ratio. For each period indicated below, the ratio of (i) the Consoli dated aggregate cost of sales of Merisel, Inc. at the end of such period multiplied by four to (ii) the Average Con solidated Net Inventory of Merisel, Inc. shall be not less than the correlative amount indicated below:
                             -6-

                                   Minimum Permitted
          Period                   Inventory Turnover

          Fourth Quarter of 1996         9.00
          First Quarter of 1997          9.00
          Second Quarter of 1997         9.00
          Third Quarter of 1997          9.00
          Fourth Quarter of 1997         9.00

            6.31 Minimum Ratio of Accounts Payable to Inventory. For each period indicated below, the ratio of the Consolidated amount of accounts payable of Merisel, Inc. on the last day of such period to the Consolidated amount of inventory of Merisel, Inc. on the last day of such period shall be not less than the correlative ratio indicated below (the "A/P Inventory Ratio"):

                                       Minimum
          Period                   Permitted Ratio

          Fourth Quarter of 1996      0.90:1.00
          First Quarter of 1997       0.90:1.00
          Second Quarter of 1997      0.90:1.00
          Third Quarter of 1997       0.90:1.00
          Fourth Quarter of 1997      0.90:1.00

     ; provided that Merisel, Inc. shall maintain an A/P Inven tory Ratio equal to or greater than 1.00:1.00 for one out of each two consecutive periods indicated above."

               (XIII) The Existing Agreement is herby amended by deleting Section 6.37 and inserting in its place the follow ing:

          "6.37 Minimum Accounts Payable. On the last day of each period indicated below, the Consolidated amount of accounts payable of Merisel, Inc. shall be not less than the correlative amount indicated below:

          Period                       Amount

          Fourth Quarter of 1996    $380,000,000
          First Quarter of 1997     $390,000,000
          Second Quarter of 1997    $390,000,000
          Third Quarter of 1997     $390,000,000
          Fourth Quarter of 1997    $500,000,000"

               (XIV) The Existing Agreement is hereby amended by deleting (i) the references to Section 6.28 in clauses (a) and
(b) of Section 6.17 and (ii) the requirement in clause (l)  of
                              -7-

Section 6.17 that the Company deliver written reports con cerning the cash balances of Merisel, Inc. alone.

               (XV)   The Existing Agreement is hereby amended by deleting
Section 6.35 in its entirety and inserting in lieu thereof the following:

                    "6.35 (Intentionally omitted)."

               (XVI) The Existing Agreement is hereby amended by adding a new Section 6.42 to read as follows:

          "6.42 The Company shall use reasonable best efforts to (x) obtain any United States federal, state and local income tax refunds to which the Company, Merisel Europe, Merisel, Inc. or any of their respective domestic Subsid iaries may be entitled and (y) sell the North Carolina Property, in each case as soon as practicable following the Fifth Amendment Effective Time."

               (XVII) The Existing Agreement is hereby amended by deleting in its entirety clause (i) in the definition of "Permitted Liens" in Section 2.1 and inserting in its place the following:

                              "(i)  Liens permitted under that
               certain  letter  dated as of  October  2,  1996
               between the Company and the Noteholders, as amended from time to time;"

               (XVIII)     The Existing Agreement is hereby amended by adding
a  new  clause (k) to the definition of "Permitted  Liens"  in
Section 2.1 to read as follows:

                              "(k)  Liens securing obligations
               of the Company, Merisel Europe and their Subsidiaries under foreign exchange hedging arrangements or other similar contracts and agreements entered into for non-speculative purposes to protect the Company, Merisel Europe and their Subsidiaries against fluctuations in currency exchange rates; provided, however, that the maximum aggregate amount of assets subject to such Liens shall not exceed $10,000,000."

               (XIX) The Existing Agreement is hereby amended by incorporating by reference into Section 6.7(b) the new clause
(x)  that  is being added to Section 7.02(c) of the  Revolving
Credit Agreement.
                             -8-

               (XX) The Existing Agreement is hereby amended by deleting the table set forth in Section 6.32 and inserting in lieu thereof the following:

          "Fiscal Year 1996               $12,885,000
           First Quarter of 1997          $ 4,000,000
           First Two Quarters of 1997     $ 7,000,000
           First Three Quarters of 1997   $11,000,000
           Fiscal Year 1997               $13,000,000"

               (XXI) The Existing Agreement is hereby amended by adding a new Section 6.43 to read as follows:

           "6.43 Merisel, Inc. Debt Restructuring. Neither Merisel, Inc. nor the Company shall not, directly or indi rectly, issue, or cause or permit to be issued, Securities of Merisel, Inc. to or for the benefit of the holders of Parent Notes, except for the issuance of common equity Securities of Merisel, Inc. or Merisel, Inc. Preferred Securities (as hereinafter defined), in each case in exchange for all outstanding principal, interest and other amounts owed or owing on or in respect of the Parent Notes. "Merisel, Inc. Preferred Securities" means preferred equity securities of Merisel, Inc. ("Original Preferred Securities") that are not mandatorily redeemable, do not otherwise mature, will not be called by or on behalf of Merisel, Inc. and with respect to which the holders thereof have no right to re ceive cash or other property (other than common equity Securities of Merisel, Inc. or additional Securities hav ing the same terms as such Original Preferred Securities) on account of liquidation preferences, accrued dividends or otherwise, in each case unless and until there shall have occurred the payment in full in cash of all outstand ing principal, interest and other amounts due on or in respect of the Notes or this Agreement."

               (XXII) The Existing Agreement is hereby amended by deleting Section 6.38 and inserting in its place the follow ing:

                    "6.38 (Intentionally Deleted)"

               (XXIII)     Anything to the contrary in Section 7.1 of the
Existing Agreement notwithstanding, neither (x) any failure by Merisel FAB to make any payment when due, whether at stated maturity or otherwise, of any amount in respect of the accounts payable owed to Vanstar, Inc., any exercise of rem edies by the holder thereof against Merisel FAB or any judgment rendered against Merisel FAB with respect thereto nor
                            -9-

(y) any default in the payment of interest on the Parent Notes shall constitute an Event of Default or Default for the purposes of the Amended Agreement, the Notes or the other docu ments referred to therein, except to the extent that the same is preceded or followed by, or otherwise connected to, (i) the commencement, if any, of an insolvency, bankruptcy or similar proceeding by or against Merisel, Inc. or any of its Subsidiar ies or (ii) in the case of Merisel, Inc., if earlier, the ex ercise of any remedy in respect of such default by or on behalf of one or more holders of Parent Notes or the indenture trustee thereof (including without limitation the acceleration of the outstanding principal amount of the Parent Notes or the commencement of an action by one or more of such holders or such indenture trustee in respect of such default).

               (XXIV) The Existing Agreement is hereby amended by deleting clause (n) of Section 7.1 in its entirety and in serting in lieu thereof the following:

                    "(n)  (Intentionally omitted)."

               (XXV) The Existing Agreement is hereby amended by inserting at the end of Section 9.5 the following:

                    "Notwithstanding the foregoing, so long as
     no Event of Default has occurred and is continuing the Company shall only be responsible for the fees, costs and expenses of one financial advisor for all of the Revolving Credit Lenders under the New Revolving Credit Agreement and the holders of the Notes and, the Company shall only be responsible for the fees, expenses and disbursements of such financial advisor to the extent the same relate to the review of monthly and quarterly financial information supplied by the Company and quarterly (or other periodic) management reviews.

           Section 3. Reaffirmation of Parent Guaranty. By its signature below, Merisel, Inc. (i) consents to the amendment of the Existing Agreement by this Amendment, (ii) acknowledges and reaffirms its obligations owing under the Parent Guaranty and (iii) agrees that the Parent Guaranty is and shall remain in full force and affect.

           Section 4. Conditions to the Effective Time. The Waiver, amendments and agreements set forth herein shall become effective (the time of such effectiveness, the "Effective Time") upon the satisfaction of all the following conditions:

                 (i) this Amendment shall have been executed and delivered by all the Noteholders, the Company and Merisel
Inc.;

                 (ii) the Company, Merisel Europe, Merisel, Inc. and all the Lenders (as defined in the Revolving Credit Agree ment) shall have executed and delivered the Second Amendment to the Revolving Credit Agreement, which shall be in form and substance acceptable to the Noteholders;

                 (iii) the Company, Merisel Europe, Merisel, Inc. and certain holders of the Subordinated Notes shall have executed and delivered the Fourth Amendment to the Subordinated Note
Purchase Agreement, which shall be in form and substance acceptable to the Noteholders;

                 (iv) the Sale contemplated by the Purchase Agreement shall have been consummated, and the portion of the Net Asset
Sale Proceeds required to be paid pursuant to Section 1, shall have been so paid substantially contemporaneously with such consummation;

                 (v) all the representations and warranties made by the Company and Merisel, Inc. in Section 5 shall be true and correct in all material respects as of the Effective Time;

                 (vi) the delivery by Merisel Canada of a Consent and Acknowledgment in the form of Annex A hereto;

                 (vii) the delivery by Merisel Europe of a Consent and Acknowledgement in the form of Annex B hereto;

                 (viii)  the delivery by the Company and Merisel, Inc. to the
Noteholders  executed copies of (x) certified  resolutions  of their respective Boards of Directors approving and authorizing the execution, delivery and performance of this Amendment, (y)
signature   and  incumbency  certificates  of   the   officers
executing this Amendment and (z) executed copies of this Amendment; and

                 (ix) all corporate and other proceedings required to be taken in connection with the transactions contemplated hereby shall have been taken.

           Section 5. Representations and Warranties of the Company and Merisel, Inc. In order to induce the Noteholders to enter into this Amendment and to grant the Waiver with re spect to the Existing Agreement, the Company and Merisel, Inc. represent and warrant to each Noteholder that the following statements are true, correct and complete:

          (a) Corporate Power and Authority. Each of the Company and Merisel, Inc. has all requisite corporate power and authority to enter into this Agreement and to carry out the
                             -11-
transactions contemplated by, and perform its respective obligations under, the Existing Agreement as amended by this Amendment
(the "Amended Agreement").

          (b) Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended
Agreement have been duly authorized by all necessary corporate action by the Company and Merisel, Inc.

          (c) No Conflict. The execution and delivery by the Company and Merisel, Inc. of this Amendment and the performance by the Company and Merisel, Inc. of the Amended Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to the Company, Merisel, Inc. or any of their re spective Subsidiaries, or the Certificate of Incorporation or bylaws of the Company, Merisel, Inc. or any of their respec tive Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Com pany, Merisel, Inc. or any of their respective Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of their properties or assets, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company, Mer isel, Inc. or any of their respective Subsidiaries, other than those that have been obtained.

          (d) Governmental Consents. The execution and delivery by the Company and Merisel, Inc. and the performance by the Company and Merisel, Inc. of the Amended Agreement do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

          (e) Binding Obligation. This Amendment and the Amended Agreement are the legally valid and binding obligation of the Company and Merisel, Inc., enforceable against each of them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or limiting creditors' rights
generally   or   by  equitable  principles  relating   to   en
forceability.

          (f)    Incorporation of Representations and Warranties from
Existing   Agreement.   The  representations  and   warranties
contained in Section 5 of the Existing Agreement are and shall be  true, correct and complete in all material respects on and as  of the Effective Date to the same extent as though made on and as of that date, except to the extent that such representa tions  and warranties specifically relate to an earlier  date,
                             -12-
in   which  case  they are true, correct and complete  in  all
material respects as of such earlier date.

          (g) Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or shall result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default, or an event that with the passage of time, the giving of notice or both would constitute an Event of Default.

          Section 6.  Miscellaneous.

          (h) On and after the Effective Time, each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof",
"herein",  or  words of like import referring to the  Existing
Agreement, and each reference in the Notes and the other documents referred to in the Existing Agreement to the "Note
Purchase Agreement", "thereunder", "thereof", or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment.

          (i) Except as specifically waived by this Amendment, the Existing Agreement, the Notes and the other documents referred to in the Existing Agreement shall remain in full force and effect and are hereby ratified and confirmed.

          (j) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, con stitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Existing Agreement, the Notes or any of the documents referred to in the Existing Agreement.

          (k) This Amendment may be executed in any number of counterparts, and by different parties hereto in separate coun terparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          (l) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (m) Notwithstanding anything to the contrary herein, if the Effective Time does not occur on or before October 11, 1996, this Amendment shall be of no force or effect, and the Existing Agreement shall remain in full force and effect as if
                             -13-
this Amendment had not been executed or delivered by any party hereto.

          (n) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO
BE  MADE  UNDER, SHALL BE GOVERNED BY, AND SHALL BE  CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALI
FORNIA.
(p)
           IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment and Waiver to Amended and Restated Senior
Note Purchase Agreement to be executed by their respective of ficers thereunto duly authorized as of the date first above written.

                              MERISEL AMERICAS, INC.


                              By:
                                   Name:
                                   Title:



                              MERISEL, INC.


                              By:
                                   Name:
                                   Title:


                                   NOTEHOLDERS


                                   Name of Holder:__________________



                                              By:__________________
                                                 Title

                           ANNEX A
                 CONSENT AND ACKNOWLEDGEMENT


           The undersigned hereby consents to the terms of the Fifth Amendment to Amended and Restated Senior Note Purchase Agreement dated as of October 2, 1996 (the "Amendment") with respect to the Amended and Restated Senior Note Purchase Agree ment dated as of December 23, 1993 (as amended, the "Note Pur chase Agreement") among Merisel Americas, Inc. Merisel, Inc. as Guarantor and the Noteholders party thereto, and hereby con firms and agrees that each document executed by the undersigned pursuant to and as defined in the Note Purchase Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in each such document to "the Note Purchase Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended by the Amendment.


                                   MERISEL CANADA, INC.



                                   By: _____________________

                                   Name:
                                   Title:

Dated:  As of October __, 1996
                             -15-

                                                       ANNEX B



                 CONSENT AND ACKNOWLEDGEMENT


           The undersigned hereby consents to the terms of the Fifth Amendment to Amended and Restated Senior Note Purchase Agreement dated as of October 2, 1996 (the "Amendment") with respect to the Amended and Restated Senior Note Purchase Agree ment dated as of December 23, 1993 (as amended, the "Note Pur chase Agreement") among Merisel Americas, Inc. Merisel, Inc. as Guarantor and the Noteholders party thereto, and hereby con firms and agrees that each document executed by the undersigned pursuant to and as defined in the Note Purchase Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in each such document to "the Note Purchase Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended by the Amendment.


                                   MERISEL EUROPE, INC.



                                   By: _____________________

                                   Name:
                                   Title:

Dated:  As of October __, 1996